Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated March 25, 2011, in the Registration Statement (Form S-1) and related Prospectus of Athersys, Inc. for the registration of 8,000,000 shares of its common stock.

/s/ Ernst & Young LLP

Cleveland, Ohio

December 9, 2011